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                                                                    EXHIBIT 11.1

                              NATURAL WONDERS, INC.
                        COMPUTATION OF PER SHARE NET LOSS
                              (Shares in thousands)

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

                               Quarter Ended           Nine Months Ended
                          ----------------------    -----------------------
                          October 30,  October 31,  October 30,  October 31,
                             1999         1998         1999         1998
                          -----------  -----------  -----------  -----------
Net loss                  $ (3,884)    $ (2,996)    $(12,201)    $ (9,142)
                          ===========  ===========  ===========  ===========

Weighted average common
    shares outstanding,
    basic and diluted        7,865        7,978        7,915        8,037

Per share net loss,
    basic and diluted     $  (0.49)    $  (0.38)    $  (1.54)    $  (1.14)
                          ===========  ===========  ===========  ===========
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